AMERICAN BINGO & GAMING CORP.

                                       and


                     AMERICAN STOCK TRANSFER & TRUST COMPANY




                                RIGHTS AGREEMENT



                           Dated as of August 4, 1998


                                       TABLE OF CONTENTS
                                       -----------------

SECTION 1.   CERTAIN DEFINITIONS                                                              3
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SECTION 2.   APPOINTMENT OF RIGHTS AGENT                                                      6
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SECTION 3.   ISSUE OF RIGHT CERTIFICATES                                                      6
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SECTION 4.   FORM OF RIGHT CERTIFICATES                                                       8
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SECTION 5.   COUNTERSIGNATURE AND REGISTRATION                                                9
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SECTION 6.   TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED,
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             DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES                                     9
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SECTION 7.   EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS                   10
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SECTION 8.   CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES                              12
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SECTION 9.   RESERVATION AND AVAILABILITY OF PREFERRED SHARES                                12
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SECTION 10.  PREFERRED SHARES RECORD DATE                                                    13
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SECTION 11.  ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS     13
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SECTION 12.  CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES                      19
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SECTION 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER            20
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SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES                                         22
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SECTION 15.  RIGHTS OF ACTION                                                                23
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SECTION 16.  AGREEMENT OF RIGHT HOLDERS                                                      23
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SECTION 17.  RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER                               24
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SECTION 18.  CONCERNING THE RIGHTS AGENT                                                     24
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SECTION 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT                       24
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SECTION 20.  DUTIES OF RIGHTS AGENT                                                          25
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
SECTION 21.  CHANGE OF RIGHTS AGENT                                                          26
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SECTION 22.  ISSUANCE OF NEW RIGHT CERTIFICATES                                              27
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SECTION 23.  REDEMPTION AND TERMINATION                                                      27
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SECTION 24.  EXCHANGE                                                                        29
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SECTION 25.  NOTICE OF CERTAIN EVENTS                                                        29
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SECTION 26.  NOTICES                                                                         30
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SECTION 27.  SUPPLEMENTS AND AMENDMENTS                                                      31
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SECTION 28.  SUCCESSORS                                                                      31
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SECTION 29.  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS                            31
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SECTION 30.  BENEFITS OF THIS AGREEMENT                                                      31
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SECTION 31.  SEVERABILITY                                                                    32
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SECTION 32.  GOVERNING LAW                                                                   32
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SECTION 33.  COUNTERPARTS                                                                    32
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SECTION 34.  DESCRIPTIVE HEADINGS                                                            32
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EXHIBIT A -  FORM OF CERTIFICATE OF DESIGNATION                                              34
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EXHIBIT B -  FORM OF RIGHTS CERTIFICATE                                                      37
EXHIBIT C -  SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES                                  40

                                RIGHTS AGREEMENT

     This Rights Agreement, dated as of August 4, 1998 (the "Agreement"), is between AMERICAN BINGO & GAMING CORP., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Rights Agent (the "Rights Agent").

     The Board of Directors has authorized and declared a dividend distribution of one Preferred Share purchase right (a "Right") for each Common Share of the Company outstanding as of the Close of Business on August 24, 1998 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed (i) the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date (as such term is defined in Section 3), the Redemption Date (as such term is defined in Section 7) and the Final Expiration Date and (ii) in certain circumstances provided in Section 22 and in accordance thereof, the issuance of one Right with respect to each Common Share that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

     SECTION1.     CERTAIN  DEFINITIONS.  For  purposes  of  this Agreement, the
     ---------     ---------------------
following  terms  have  the  meanings  indicated:

     (a) "Acquiring Person" shall mean any Adverse Person or any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding (other than as a result of a Permitted Offer (as hereinafter defined)) or was such Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 20% or more of the then outstanding Common Shares, but shall not include any Exempt Person. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of the acquisition of Common Shares by the Company which, by reducing the number of Common Shares (or securities convertible into or exchangeable for Common Shares) outstanding, increases the percentage of Common Shares beneficially owned by such Person (together with all Affiliates and Associates of such Person); provided, however, that if any Person (other than Exempt Persons) shall become an Acquiring Person by reason of share purchases by the Company and such Person or an Affiliate or Associate of such Person shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares, then such Person shall be an "Acquiring Person." Notwithstanding the foregoing, "Acquiring Person" shall not include any such Person who has reported or is required to report such ownership (but less than 25% of the then outstanding Common Shares) on schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Shares) and within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the
Company that such Person acquired 20% or more of the then outstanding Common Shares inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and Associates, thereafter does not acquire additional Common Shares while the Beneficial Owner of 20% or more of the Common Shares then outstanding; provided, however, that if any Person requested to so
                           --------  -------
certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10 Business Day Period.

     (b) "Act" means the Securities Act of 1933, as amended from time to time.

     (c) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors upon determination that the criteria set forth in Section 11(a)(ii)(B) apply to such Person; provided, however, that the Board
                                               --------  -------
of Directors shall not declare any Person and to be an Adverse Person if, prior to the time that such Person acquired 15% or more of the Common Shares, such Person provided to the Board of Directors in writing a statement of such Person's acquisition of Common Shares, together with any other information reasonably requested of such Person by the Board of Directors, and the Board of Directors, based on such statement and reasonable inquiry and investigation, including such consultation, if any, with such persons as the directors shall deem appropriate, determines to notify and notifies such Person in writing that it will not declare such Person to be an Adverse Person; provided, further, that
                                                         --------  -------
the Board of Directors may expressly condition in any manner a determination not to declare a Person an Adverse Person on such conditions as the Board of Directors may select, including, without limitation, such Person's not acquiring more than a specified amount of stock and/or on such Person's not taking actions inconsistent with the purposes and intentions disclosed by such Person in the statement provided to the Board of Directors. No delay or failure by the Board of Directors to declare a Person to be an Adverse Person shall in any way waive or otherwise affect the power of the Board of Directors subsequently to declare a Person to be an Adverse Person. In the event that the Board of Directors should at any time determine, upon reasonable inquiry and investigation, including consultation with such persons as the directors shall deem appropriate, that such Person has not met or complied with any condition specified by the Board of Directors, the Board of Directors may at any time thereafter declare such Person to be an Adverse Person.

     (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act").

     (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own", and shall be deemed to have "beneficial ownership" of, any securities:

     (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

     (ii) that such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, if such Rights were acquired by such Person or such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 or pursuant to Section 11(a)(i) in connection with an adjustment made with respect to any of the Rights heretofore specified in this clause (3); or (B) the right to vote or otherwise has "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, pursuant to this subparagraph (B), any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

     (iii)     that  are beneficially owned, including pursuant to subparagraphs
(ii)(A) and (B) of this subsection (d), directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except pursuant to a revocable proxy or consent as described in the provision in subparagraph (ii)(B) of this subsection (d)) or disposing of any securities of the Company;

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding" when used with reference to a Person's Beneficial Ownership of securities of the Company shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (f) "Business Day" shall mean any day other than a Saturday, Sunday, or U.S. federal holiday.

     (g) "Close of Business" on any given date shall mean 5:00 P.M., Atlanta, Georgia time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., Atlanta, Georgia time, on the next succeeding Business Day.

     (h) "Common Shares" when used with reference to the Company shall mean the shares of common stock, $0.001 par value per share, of the Company, or in the event of a subdivision, combination, merger or share exchange with respect to such shares of common stock, the shares of common stock resulting from such subdivision, combination or consolidation. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

     (i) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

     (j) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) any Person who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 20% or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Company.

     (k)     "Final  Expiration  Date"  shall  mean  August  23,  2008.

     (l) "Interested Shareholder" shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, such Affiliate, or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, such Affiliate or Associate.

     (m) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not Interested Shareholders, nominees or representatives of an Interested Shareholder to be at a price which is fair to shareholder s(taking into account all factors that such Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that such Directors may deem relevant.

     (n) "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (o) "Preferred Shares" shall mean shares of Series B Preferred Stock, with a par value of $0.01 per share, of the Company, having the relative rights, preferences and limitations set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.
                                   ----------

     (p) "Purchase Price shall have the meaning set forth in Section 7(b) hereof, as adjusted pursuant to Section 11(a)(ii) or Section 13(a)(i), and the initial Purchase Price shall be $15.00.

     (q) "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

     (r) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii)(A) or (B) hereof.

     (s)     "Section  13  Event" shall mean any event described in clauses (x),
(y)  or  (z)  of  Section  13(a)  hereof.

     (t) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such;
provided, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

     (u) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

     (v)     "Triggering  Event"  shall  mean  any  Section  11(a)(ii)  Event or
Section  13  Event.

     SECTION2.     APPOINTMENT OF RIGHTS AGENT.  The Company hereby appoints the
     ---------     ----------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

     SECTION3.     ISSUE  OF  RIGHT  CERTIFICATES.
     ---------     -------------------------------

     (a) Until the earlier of (i) the Close of Business on the tenth calendar day after the Shares Acquisition Date or (ii) at such time as the Company's Board of Directors may designate after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the Common Shares then outstanding (including, in the case of both (i) and (ii), any date which is after the date of this Rights Agreement and prior to the issuance of the Rights), the earlier of (i) and (ii) being herein referred to as the "Distribution Date", the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares (including transfers to the Company); provided, however, that if a tender offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, or, with respect to Common Shares so issued on or after the Distribution Date, to the record holder of such Common Shares on the date of issuance, at the address of such holder shown on the records of the Company, a Right Certificate, substantially in the form of Exhibit B, evidencing one Right for each Common Share so held, subject
          ---------
to adjustments as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"),
                                            ---------
by first-class, postage prepaid mail to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof. Until the earlier of the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     (c) Rights shall be issued in respect of all Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date or Final Expiration Date, or in certain circumstances provided in Section 22, after the Distribution Date. Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date, shall be deemed also to be certificates for Rights and shall bear the following legend:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between American Bingo & Gaming Corp. (the "Company") and American Stock Transfer & Trust Company as Rights Agent, dated as of August 4, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.

     Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly following receipt of a written request therefor.

     Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was, or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates bearing the foregoing legend, until the Distribution Date the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and the holders of record of Common Shares shall also be the holders of record of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the earlier of the Distribution Date or the Final Expiration Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          (d) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights outstanding and the Purchase Price in effect at the time of the record date for such event shall be proportionately adjusted so that the number of Rights outstanding after such event shall equal the number of Common Shares outstanding after such event, and the Purchase Price of the Rights shall be adjusted so that the product of the number of Rights (adjusted in accord with this Section 3(d)) and the Purchase Price shall equal the product of the number of Rights and the Purchase Price before such event; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 3(d) and Section 11(a)(ii), the adjustment provided for in this Section 3(d) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii). Any adjustment made pursuant to this Section 3(d) shall not be deemed a redemption pursuant to Section 23 of this Rights Agreement and shall not require the payment or issuance of any money or property by the Company or the Rights Agent to the holder of any Right except upon the exercise of the Rights as adjusted by this Section 3(d).

     SECTION 4.     FORM  OF  RIGHT  CERTIFICATES.
     ----------     ------------------------------

     (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B and may have such marks of identification or designation
              ---------
and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or any securities association on whose interdealer quotation system the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates that are issued in respect of Common Shares that were issued and outstanding as of the Record Date shall be dated as of the Record Date, and all Right Certificates that are issued in respect of other Common Shares shall be dated as of the respective dates of issuance of such Common Shares, and in both cases on their faces shall entitle the holders thereof to purchase such number of one one-thousandth Preferred Shares as shall be set forth therein for the Purchase Price per one one-thousandth Preferred Share, but the number of such one one-thousandth Preferred Shares and the Purchase Price shall be subject to adjustment as provided herein.

     (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights which are null and void pursuant to Section 7(e) of this Agreement, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to above in this sentence, shall contain (to the extent feasible) the following legend:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate thereof (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby are null and void.

     The absence of the foregoing legend on any Right Certificate shall in no way affect any of the other provisions of this Agreement, including, without limitation, the provisions of Section 7(e). The Company shall instruct the Rights Agent in writing of the Rights which should be so legended and shall supply the Rights Agent with such legended Right Certificates.

     SECTION 5.     COUNTERSIGNATURE  AND  REGISTRATION.
     ----------     ------------------------------------

     (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer or any of its Vice Presidents, either manually or by facsimile signature, and may but need not have affixed thereto the Company's seal or a facsimile thereof. The Right Certificates shall be countersigned by the Rights Agent (manually or by facsimile signature) and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights as evidenced on the face of each of the Right Certificates and the date and certificate number of each of the Right Certificates.

     SECTION6.     TRANSFER,  SPLIT  UP,  COMBINATION  AND  EXCHANGE  OF  RIGHT
     ---------     ------------------------------------------------------------
CERTIFICATES;  MUTILATED,  DESTROYED,  LOST  OR  STOLEN  RIGHT  CERTIFICATES.
     ------------------------------------------------------------------------

     (a) Subject to the provisions of Section 4(b), Section 7(e), Section 11 and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preferred Shares (or other securities or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose.

Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 11 and
Section 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     SECTION7.     EXERCISE  OF  RIGHTS;  PURCHASE  PRICE;  EXPIRATION  DATE  OF
     ---------     -------------------------------------------------------------
RIGHTS.
-------

     (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for the total number of one one-thousandth Preferred Shares (or other securities, cash or other assets, as the case may be) as to which surrendered Rights are exercised, at or prior to the earliest of (i) the Close of Business on Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

     (b) The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be $15.00, shall be subject to adjustment from time to time as provided herein, including but not limited to Sections 11 and 13(a) hereof, and shall be payable in accordance with paragraph
(c)  below.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other securities or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Sections 6(a) and 9(e) (as determined by the Rights Agent) by certified check, cashier's check, or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depository agent depository receipts representing such number of Preferred Shares (or fractions thereof) to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company hereby directs the depository agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificates registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event the Company is obligated to issue other securities (including Common Shares) of the Company or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities or property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require, prior to the occurrence of a Triggering Event, that upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Right
Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 14, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised, in accordance with the last sentence of Section 7(c).

     (e) Notwithstanding anything to the contrary in this Agreement, from and after the first occurrence of any Section 11(a)(ii) Event, any Rights beneficially owned by (i) any Acquiring Person (or any Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who or which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who or which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights, or
(B) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or such Section 4(b) with respect to any Acquiring Person or an Associate or Affiliate of an Acquiring Person or their transferees.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     SECTION8.     CANCELLATION  AND  DESTRUCTION  OF  RIGHT  CERTIFICATES.  All
     ---------     --------------------------------------------------------
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement, including but not limited to
Section 7(c), Section 7(d), and Section 11(p). The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     SECTION9.     RESERVATION  AND  AVAILABILITY  OF  PREFERRED  SHARES.
     ---------     ------------------------------------------------------

     (a)     The  Company  covenants  and  agrees  that  at all times prior to a
Section 11(a)(ii) Event, it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to the terms of this Agreement and, after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of Common Shares (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement; provided, however, that such action need not be taken with respect to Preferred Shares (or other securities) issuable upon exercise of the Rights until after such time as the Rights become exercisable, and with respect to Preferred Shares (or other securities) issuable upon occurrence of a Triggering Event, until the occurrence of such event.

     (b) So long as the Preferred Shares (and, after the occurrence of a Section 11(a)(ii) Event, Common Shares or any other securities) issuable upon the exercise of Rights may be listed on any national securities exchange or authorized for quotation on any interdealer quotation system of any securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company shall use its best efforts to (i) file, as soon as is practicable following the Shares Acquisition Date, a registration statement under the Act with respect to the Rights and the Preferred Shares or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statements to become effective as soon as practicable after such filing and (iii) cause such registration statements to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Final Expiration Date. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statements and permit them to become effective and to take such actions under such other securities or blue sky laws and permit them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

     (e) The Company further covenants and agrees that, subject to Sections 6(a) and 7(c), it will pay when due and payable any and all foreign, federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or other securities or property) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for the Preferred Shares (or other securities or property) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depository receipts for Preferred Shares (or other securities or property) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     SECTION10.     PREFERRED SHARES RECORD DATE.  Each person in whose name any
     ----------     ----------------------------
certificate for Preferred Shares (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or other securities) transfer books of the Company are closed or a date on which the exercisability of the Rights is suspended pursuant to Section 9(c), such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, as applicable, the next succeeding Business Day on which the Preferred Shares (or other securities) transfer books of the Company are open, or the next succeeding Business Day on which such suspension is no longer in effect, as the case may be.

     SECTION11.     ADJUSTMENT  OF  PURCHASE PRICE, NUMBER AND KIND OF SHARES OR
     ----------     ------------------------------------------------------------
NUMBER OF RIGHTS.  The Purchase Price, the number and kind of securities covered
----------------
by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, then the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books (or other capital stock transfer books, as the case may be) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) In the event (A) any Person shall, at any time after the Record Date, become an Acquiring Person, unless the event causing the person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, or is an acquisition of Common Shares pursuant to a Permitted Offer, or (B) the Board of Directors shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after this Agreement has been filed with the Securities and Exchange Commission as an exhibit to a filing under the Exchange Act, become the Beneficial Owner of a number of Common Shares which the Board of Directors determines to be substantial (which number of shares shall in no event represent less than 15% of the outstanding Common Shares) and a determination by the Board of Directors, after reasonable inquiry and investigation, including such consultation, if any, with such persons as such directors shall deem appropriate and consideration of such factors as are permitted by applicable law, that (a) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company would not be served by taking such action or entering into such transaction or series of transactions at the time, or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company to the detriment of the Company's shareholders, then, promptly following the occurrence of such Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall, for a period of 60 days after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Act pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at the then current Purchase Price, in accordance with the terms of this Agreement, such number of one one-thousandths of a Preferred Share as shall equal the result obtained by
(x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product (y) by 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares is herein called the "Adjustment Shares"); provided, however, that the Purchase Price and number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any event occurring after the date of such first occurrence; and further provided that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

          (iii) In the event that there shall not be sufficient authorized but unissued (and unreserved) Preferred Shares (or fractions thereof) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii) and the Rights become so exercisable, notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement,
(x) a number of (or fractions of) Common Shares (up to the maximum number of Common Shares which may permissibly be issued) and (y) a number of (or fractions
of) other equity securities of the Company (or, in the discretion of the Board of Directors, debt) including but not limited to one one-thousandths of a

Preferred Share, which the Board of Directors has determined to have the same aggregate current market value (determined pursuant to Section 11(d)(i) and (ii) hereof, to the extent applicable) as one one-thousandths of a Preferred Share (such number of, or fractions of, equity securities or debt of the Company) being referred to as a "capital stock equivalent"), equal in the aggregate to the number of Adjustment Shares; provided, however, if there are unavailable sufficient Preferred Shares, Common Shares and/or capital stock equivalents, and the Board of Directors has determined not to cover such shortfall by having the Company issue debt in the amount of such shortfall, then the Company shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional Preferred Shares, Common Shares or capital stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; and provided, further, that if the Company is unable to cause sufficient Preferred Shares, Common Shares and/or capital stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price (as such term is hereinafter defined). As used herein, the term "Adjusted Number of Shares" shall be equal to that number of (or fractions of) Preferred Shares (and/or capital stock equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of Preferred Shares (and/or capital stock equivalents) available for issuance upon the exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of Preferred Shares available)(such fraction being referred to as the "Proration Factor"). The "Adjusted Purchase Price shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Preferred Shares, Common Shares and capital stock equivalents upon exercise of the Rights among holders of Rights.

     (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as Preferred Shares, ("Equivalent Preferred Shares")), or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or per equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular scheduled cash dividend or a dividend payable in Preferred Shares but including a dividend payable in stock other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of the Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

     (d)(i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of Preferred Shares on any date shall be deemed to be the average of the daily closing prices per share of such Preferred Shares for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days, or ten (10) Trading Days, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any United States national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the United States over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a United States professional market maker making a market in the Security selected by the Board of Directors. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors shall be used. The term
"Trading Day" shall mean a day on which the principal United States national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any United States national securities exchange, a Business Day.

     (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i), (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand (1000). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes and binding on the holders of Rights. For all purposes of this Agreement, the "current per share market price" of one one-thousandth of a Preferred Share shall be equal to the "current per share market price" of one
Preferred  Share  divided  by  1000.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundred-thousandth of a Preferred Share or other share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

     (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), (b), (c), (e), (g), (h), (i),
(j), (k) and (m) and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record immediately prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by (i) first multiplying (x) the number of one-one thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) then dividing the product so obtained by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Company, the adjusted Purchase Price, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (i) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares issuable upon exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Preferred Shares that were expressed in the initial Right Certificates issued hereunder.

     (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares, Common Shares or other securities at such adjusted Purchase Price.

     (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing, to the holder of any Right exercised after such record date, of the Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its sole discretion the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or other securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

     (m) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), (ii) merge with or into or engage in a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or

Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereto), if (x) at the time of or immediately after such consolidation, merger, share exchange or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(m).

     (n) The Company covenants and agrees that, after the Distribution Date, it shall not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action, the purpose of which is, or if at the time such action is taken it is reasonably foreseeable that the effect of such action will be, to materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     (o) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date consolidate with, or merge with or into, any other Person for the primary purpose of a change of domicile of the Company, and, in connection with such consolidation or merger, all of the outstanding Common Shares shall be changed into or exchanged for Common Shares of the surviving corporation of such consolidation or merger (the "Surviving Corporation"), then proper provision shall be made so that Rights shall be associated with each Common Share of the Surviving Corporation, except as provided in Section 7(e) hereof, such that the number of Rights associated with each Common Share of the Surviving Corporation following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares of the Surviving Corporation which the Common Shares were changed into or exchanged for pursuant to the consolidation or merger. Following such a consolidation or merger, this Agreement shall remain in effect and all references to the Company shall be deemed to be references to the Surviving Corporation.

     (p) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

     SECTION12.     CERTIFICATE  OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.
     ----------     ------------------------------------------------------------
Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of record of a Right Certificate (or, if prior to the Distribution Date, to each holder of record of a certificate representing Common Shares) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

     SECTION13.     CONSOLIDATION,  MERGER  OR  SALE  OR  TRANSFER  OF ASSETS OR
     ----------     ------------------------------------------------------------
EARNING  POWER.
     ----------

     (a) In the event that, on or following the Shares Acquisition Date, directly or indirectly, (x) the Company shall engage in a share exchange with, consolidate with, or merge with and into, any Interested Shareholder or, if in such merger, share exchange or consolidation all holders of Common Share are not treated alike (and the holders of Preferred Shares do not receive at least as much per one one-thousandth of a Preferred Share as holders of Common Shares receive for each Common Share so held), any other Person, (y) the Company shall engage in a share exchange with, consolidate with, or merge with, any Interested Shareholder or, if in such merger, share exchange or consolidation all holders of Common Shares and are not treated alike (and the holders of Preferred Shares do not receive at least as much per one one-thousandth of a Preferred Share as holders of Common Shares receive for each Common Share so held), any other Person, and the Company shall be the continuing or surviving corporation of such share exchange, consolidation or merger (other than, in a case of any transaction described in (x) or (y), a share exchange, consolidation or merger which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Company or such surviving entity outstanding immediately after such share exchange, consolidation or merger and the holders of such securities not having changed as a result of such share exchange, consolidation or merger), or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Interested Shareholder or Shareholders or, if in such transaction all holders of Common Shares are not treated alike (and the holders of Preferred Shares do not receive at least as much per one one-thousandth of a Preferred Share as holders of Common Shares receive for each Common Share so held), any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(n) hereof), then, and in each such case (except as provided in
Section  13(d)  hereof)  proper  provision  shall  be  made  so  that

     (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a
Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such first occurrence of a Section 11(a)(ii) Event), and
(B) dividing that product by 50% of the current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event;

     (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

     (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

     (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; and

     If, in the case of a transaction of the kind described in clause (z) of the first sentence of this Section 13(a), the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the preceding sentences of this Section 13(a) shall be inapplicable, and the Company shall require as a condition to such sale of transfer that such Person or Persons pay to each holder of a Right Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring payment by such holder), cash in the amount determined by multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable.

     (b)     "Principal  Party"  shall  mean

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities for or into which Common Shares of the Company are converted in such share exchange, merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, then "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Party in each such chain shall bear the obligations set forth in this
Section 13 in the same ratio as their direct and indirect interests in such Person bear to the total of such interests.

     (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will

          (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

          (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate and

          (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

     (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and
(y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this
Section  13(d),  all  Rights  hereunder  shall  expire.

     SECTION14.     FRACTIONAL  RIGHTS  AND  FRACTIONAL  SHARES.
     ----------     --------------------------------------------

     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights unless the required by Section 11(h) hereof and the Company made the election described in
Section 11(h) hereof. In lieu of any adjustment in the number of Rights, the Purchase Price and the number of Preferred Shares or other securities to be issued upon the exercise of the Rights shall be adjusted as provided in this Rights Agreement.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractions of Preferred Shares (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depository receipts, pursuant to an appropriate agreement between the Company and a depository selected by it; provided, that such agreement shall provide that the holders of such depository receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depository receipts. In lieu of fractional interests in Preferred Shares that are not one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the holders of record of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current per share market price of one one-thousandth of a Preferred Share (determined pursuant to Section 11(d) hereof).

     (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive Common Shares, capital stock equivalents (other than Preferred Shares) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such Common Shares, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such Common Shares, capital stock equivalents or other securities. In lieu of fractional shares or units of such Common Shares, capital stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current per share market price of a share or unit of such Common Shares, capital stock equivalents or other securities (determined pursuant to Section 11(d) hereof).

     (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares
(except  as  provided  by  this  Section  14)  upon  exercise  of  a  Right.

     SECTION15.     RIGHTS  OF  ACTION.  All rights of action in respect of this
     ----------     -------------------
Agreement,  excepting  the  rights  of  action  given  to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

     SECTION16.     AGREEMENT  OF  RIGHT  HOLDERS.  Every  holder of a Right, by
     ----------     ------------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully completed and duly executed;

     (c) subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e), shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     SECTION17.     RIGHT  CERTIFICATE  HOLDER  NOT  DEEMED  A  SHAREHOLDER.  No
     ----------     --------------------------------------------------------
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     SECTION18.     CONCERNING  THE  RIGHTS  AGENT.
     ----------     -------------------------------

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom.

     (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     SECTION19.     MERGER  OR  CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
     ----------     ------------------------------------------------------------

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     SECTION20.     DUTIES  OF  RIGHTS  AGENT.  The  Rights Agent undertakes the
     ----------     --------------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity or existence of any Acquiring Person and the determination of "current per share market price" of any security) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Secretary, an Assistant Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or for any adjustment required under the provisions of Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     SECTION21.     CHANGE  OF  RIGHTS AGENT.  The Rights Agent or any successor
     ----------     -------------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state of the United States so long as such corporation is authorized to do business as a banking institution, is in good standing, is authorized under such laws to exercise corporate trust powers, and is subject to supervision or examination by federal or state authority, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the holders of record of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     SECTION22.     ISSUANCE  OF NEW RIGHT CERTIFICATES.  Notwithstanding any of
     ----------     ------------------------------------
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificate if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Right Certificate would be issued, and
(ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

     SECTION23.     REDEMPTION  AND  TERMINATION.
     ----------     -----------------------------

     (a)(i) The Board of Directors may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being referred to as the "Redemption Price"), at any time prior to the earlier of (x) the Close of Business on the tenth calendar day following the Shares Acquisition Date or (y) the Close of Business on the Final Expiration Date. Notwithstanding the foregoing, in the event payment of the Redemption Price to a holder of Rights would result in the payment of an amount not equal to $.01 or an integral multiple of $.01, the amount to be paid shall be rounded upward to the next $.01. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption set forth in the first sentence of this Section 23(a) has expired. The Company, may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market price per share at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors provided, that if the Company elects to pay the Redemption Price in Common Shares, the Company shall not be required to issue any fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded to the next whole share.

     (ii) In addition, the Board of Directors may, at its option, at any time following the occurrence of a Section 11(a)(ii) Event and the expiration of any period during which the holder of Rights may exercise the rights under
Section 11(a)(ii) but prior to any Section 13 Event redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the earning power of the Company and its subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Shareholder or (y)(aa) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 20% of the Common Shares, and (bb) at the time of redemption no other Persons are Acquiring Persons.

     (ii) Notwithstanding any other provisions of this Section 23, the Board of Directors may not redeem the Rights following the determination pursuant to
Section  11(a)(ii)(B)  that  any  Person  is  an  Adverse  Person.

     (b) In the case of a redemption permitted under Section 23(a), immediately upon the date for redemption set forth or determined in the manner specified in a resolution of the Board of Directors ordering the redemption of the Rights, evidence of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. In the case of a redemption permitted only under Section 23(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten Business Days following giving of such notice or the expiration of any period during which the rights under Section 11(a)(ii) may be exercised. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and Section 24 hereof and other than in connection with the purchase of Common Shares prior to the Distribution Date.

     (c) The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement, and (ii) mailing payment of the Redemption price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Shares, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Company.

     SECTION24.     EXCHANGE.
     ----------     ---------

     (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares, at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such number of Common Shares issuable in exchange for one Right being referred to herein as the "Exchange Shares"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than any Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24, without any further action and without any notice the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Shares. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or Equivalent Preferred Shares, as such term is defined in Section 11(b) hereof) for some or all of the Common Shares exchangeable for Rights, at the initial rate of one one-thousandth Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fractions of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

     (d) In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights , or shall take such other action specified in Section 11(a)(iii) hereof.

     SECTION25.     NOTICE  OF  CERTAIN  EVENTS.
     ----------     ----------------------------

     (a) In case the Company shall propose, (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regularly scheduled cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions, each of which complies with Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action to the extent feasible that shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

     (b) In case of a Triggering Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which shall describe such event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to also refer to Common Shares and/or other securities, if appropriate.

     (c) The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

     SECTION26.     NOTICES.  Notices or demands authorized by this Agreement to
     ----------     --------
be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          American  Bingo  &  Gaming  Corp.
          1440 Charleston  Hwy.
          West  Columbia,  SC  29169
          Attention:  Chief  Executive  Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          American  Stock  Transfer  &  Trust  Company
          40  Wall  Street
          New  York,  New  York  10005
          Attention:  Compliance  Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION27.     SUPPLEMENTS AND AMENDMENTS.  Prior to the Distribution Date,
     ----------     ---------------------------
the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement (including supplements or amendments that may be deemed to affect the interests of the holders of Right Certificates adversely) without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with the other provisions contained herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement shall not be supplemented or amended to lengthen pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or, the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that the proposed supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under
Section 18 or Section 20 of this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     SECTION28.     SUCCESSORS.  All  the  covenants  and  provisions  of  this
     ----------     -----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION29.     DETERMINATIONS  AND  ACTIONS BY THE BOARD OF DIRECTORS.  The
     ----------     -------------------------------------------------------
Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement. For all purposes of this Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

     SECTION30.     BENEFITS OF THIS AGREEMENT.  Nothing in this Agreement shall
     ----------     ---------------------------
be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares).

     SECTION31.     SEVERABILITY.  If  any  term,  provision,  covenant  or
     ----------     -------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language of this Agreement would adversely affect the purpose or effect of this Agreement, then the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

     SECTION32.     GOVERNING  LAW.  This  Agreement,  each Right and each Right
     ----------     ---------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     SECTION33.     COUNTERPARTS.  This  Agreement may be executed in any number
     ----------     -------------
of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION34.     DESCRIPTIVE  HEADINGS.  Descriptive  headings of the several
     ----------     ----------------------
sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                            (CONTINUED ON NEXT PAGE)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                              AMERICAN  BINGO  &  GAMING  CORP.


                              By: /s/  Andre  M.  Hilliou
                                  -----------------------
                                  Andre  M.  Hilliou,  Chief Executive Officer





                              AMERICAN  STOCK
                              TRANSFER  &  TRUST  COMPANY


                              By: /s/ Herbert J. Lemmer
                                  -----------------------
                              Name: Herbert J. Lemmer
                              Title: Vice President

                                    Exhibit A
                                    ---------

                       FORM OF CERTIFICATE OF DESIGNATION
                       ----------------------------------
                                       FOR
                                       ---
                          AMERICAN BINGO & GAMING CORP.
                          -----------------------------


                           CERTIFICATE OF DESIGNATION

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN BINGO & GAMING CORP.


    (Pursuant to Section 151 of the of the Delaware General Corporation Law)

     American  Bingo  &  Gaming  Corp.,  a  Delaware  corporation  (the
"Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY
CERTIFY:

     That pursuant to authority vested in the Board of Directors of the Corporation (the "Board of Directors" or the "Board") by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, by at a meeting held August 4, 1998, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value, which series is designated "Series B Preferred Stock", which resolution is as follows:

     RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

     The rights, preferences, privileges, and limitations granted to and imposed on the Series B Preferred Stock (the "Series B Preferred Stock"), which series shall consist of 300,000 shares, are as set forth below. The following rights, preferences, privileges, and limitations are subject to the designation, description, and terms of one or more subsequent series of Preferred Stock by the Board of Directors of American Bingo & Gaming Corp. (the "Corporation") pursuant to authority granted by the Certificate of Incorporation. To the extent that the rights, preferences, privileges, and limitations of any such subsequent series conflict or are inconsistent with any of the rights, preferences, privileges, and limitations of the Series B Preferred Stock, the designation and description of terms of the subsequent series which is the latest so designated shall control and prevail over the rights, preferences, privileges, and limitations of the Series B Preferred Stock.

          SECTION 1. SERIES B PREFERRED STOCK. There shall be a series of Preferred Stock referred to "Series B Preferred Stock."

          SECTION 2. DESIGNATION, PAR VALUE AND AMOUNT. The shares of Series B Preferred Stock shall be with par value of $0.01 per share, and the number of shares constituting such series shall be 300,000; provided, however, that, if more than a total of 300,000 shares of Series B Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 4, 1998, between the Corporation and American Stock Transfer Company, as Rights Agent, as amended from time to time (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to
Section 151 of the Delaware General Corporation Law, shall direct by resolution or resolutions that a Certificate of Designation be properly executed and filed providing for the total number of shares of Series B Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

          SECTION 3. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

          (A) Except as required by applicable law, the holders of shares of Series B Preferred Stock and the holders of shares of the Corporation's Common Stock, $0.001 par value (the "Common Stock"), shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (B) Each share of Series B Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation.

          (C) The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class.

          (D) Except as set forth herein (or as otherwise required by applicable law), holders of Series B Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

          SECTION 4. DIVIDENDS. The holders of Series B Preferred Stock shall share ratably in any dividend or distribution declared by the Corporation on shares of Common Stock in a ratio of 1000 to one with respect to a share of Series B Preferred Stock and a share of Common Stock, respectively.

          SECTION  5.  LIQUIDATION,  DISSOLUTION  OR  WINDING  UP.

          (A) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless prior thereto the holders of shares of Series B Preferred Stock shall have received $0.01 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, if any, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Prefer-ence by (ii) 1000. Following the payment of the full amount of the Series B Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series B Preferred Stock and Common Stock, respectively, holders of Series B Preferred Stock and holders of Common Stock shall receive a ratable and proportionate share of the remaining assets to be distributed in the ratio of 1000 to one (1) with respect to Series B Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) If there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series B Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. If there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          SECTION 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

          SECTION 7. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable.

          SECTION 8. RANKING. The Series B Preferred Stock shall rank junior to the Series A Convertible Preferred Stock and to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          SECTION 9. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Designation creating a series of Preferred Stock or as otherwise required by law.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer as of August 4, 1998.



                              ----------------------------------
                              Andre  M.  Hilliou,  Chairman  and
                              Chief  Executive  Officer

                                    Exhibit B

                            FORM OF RIGHT CERTIFICATE


Certificate No. R-                                                        Rights
                                                        -----------------


NOT EXERCISABLE AFTER AUGUST 23, 2008 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.]


                                Right Certificate

                          AMERICAN BINGO & GAMING CORP.

     This  certifies  that                    ,  or  registered  assigns, is the
                          --------------------
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 4, 1998 (the "Rights Agreement"), between American Bingo & Gaming Corp., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Atlanta, Georgia time) on August 23, 2008, unless the Rights evidenced hereby shall have been previously redeemed by the Company, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully-paid, non-assessable share of Series B Preferred Share, $0.01 par value per share (the "Preferred Shares"), of the Company, (or in certain circumstances, cash, property or other securities of the Company), at a purchase price of $15.00 per one one-thousandth Preferred Share (the "Purchase Price"), per Right represented by this Right Certificate, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise thereof set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 4, 1998 based on the Preferred Shares as constituted at such date.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is described in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, then such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandth Preferred Shares or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

The portion of the legend shall be modified to apply to an Acquiring Person as applicable and shall replace the preceding sentence.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.01 per Right (subject to adjustment as provided in the Rights Agreement), payable in cash (or, in certain circumstances, Common Shares or any other form of consideration deemed appropriate by the Company's Board of Directors).

     The Company shall not be required to issue any fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company. Dated as of ______________ .

                                         AMERICAN  BINGO  &  GAMING  CORP.

                                         By:
                                            ------------------------------------


Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
   -----------------------------------
     Authorized  Officer

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

     FOR  VALUE RECEIVED                               hereby sells, assigns and
                        ------------------------------
transfers  unto                                             this  Right
                -------------------------------------------
Certificate,  together  with  all  right,  title  and interest therein, and does
hereby  irrevocably  constitute and appoint                 Attorney to transfer
                                            ---------------
the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
       -----------------------         -----------------------------------------
                                       Signature

                          FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate.)

To:     American  Stock  Transfer  &  Trust  Company

     The undersigned hereby irrevocably elects to exercise                Rights
                                                           --------------
represented by this Right Certificate to purchase the Preferred Shares (or such other securities of the Company or of any other person which may be issuable upon exercise of the Rights) issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)

Dated:
       -----------------------         -----------------------------------------
                                       Signature


                                   CERTIFICATE

     The  undersigned  hereby  certifies by checking the appropriate boxes that:

     (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),

     (2) Rights evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

     (3) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.


Dated:
       -----------------------         -----------------------------------------
                                       Signature

                                     WARNING

     The signatures in the foregoing Election to Purchase, Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever. In the event the Certificate set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.

                                    Exhibit C

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

     On August 4, 1998 the Board of Directors of American Bingo & Gaming Corp. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock of the Company (the "Common Shares"). The dividend is payable to holders of record at the close of business on August 24, 1998 (the "Record Date") of the Company's Common Shares, and with respect to Common Shares issued thereafter until the Distribution Date (defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock (the "Preferred Shares") at a purchase price of $15.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. Holders of Preferred Shares will vote together with the holders of Common Shares on all matters, with each full Preferred Share having one thousand votes; holders of Preferred Shares will share proportionately in any dividend or distribution declared on the Common Shares, on a 1000-to-one basis; and if the Company is liquidated, the holders of Preferred Shares will participate proportionately with the holders of Commons Shares in any distributions, on a 1000-to-one basis, with the holders of the Preferred Shares receiving some preferential distributions before the holders of Common Shares receive any distributions.

     A description of and the terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of August 4, 1998.

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. Also, the Rights initially will not be tradable separate from the Common Shares. The Rights will become exercisable and will separate from the Common Shares upon the earlier of (i) ten calendar days after a Person or group of affiliated Persons acquire ownership of 20% or more of the outstanding Common Shares (unless such acquisition is approved by the Board of Directors); (ii) at such time as the Board of Directors may designate after a tender offer or an announcement of an intention to make a tender offer that would result in a Person or group owning 20% or more of the outstanding Common Shares; or (iii) ten calendar days after a person owning at least 15% of the Common Shares then outstanding is declared to be an "Adverse Person" based on specified criteria. At such time, separate Rights Certificates shall be distributed (the "Distribution Date"). A Person or group who acquires 20% or more of the Common Shares without the approval of the Board of Directors is referred to as an "Acquiring Person".

     Until the Distribution Date (or until the Board of Directors redeems the Rights or the Rights expire), (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a legend referencing the Rights Agreement, and (iii) the surrender or transfer of any certificates for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 23, 2008, unless earlier redeemed or exchanged by the Company as described below. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter the separate Right Certificates alone will evidence the Rights.

     In the event any Person becomes an Acquiring Person (except with the approval of the Board of Directors, and except (in certain circumstances) for persons who inadvertently become Acquiring Persons), each holder of a Right will thereafter have the right to receive, upon exercise, an amount of Preferred Shares having a value equal to two times the Purchase Price. Further, after any Person becomes an Acquiring Person, in the event (i) the Company consolidates, or merges with the Acquiring Person or with any other Person if the holders of Common Shares are not all treated equally (either being referred to as an "Acquiring Company"), and the Company is not the surviving corporation, (ii) an Acquiring Company engages in a share exchange, consolidation or merger with the Company where the Company is the surviving corporation and the outstanding Common Shares of the Company are exchanged for securities, cash or property of the Acquiring Company, or (iii) 50% or more of the Company's assets or earning power is sold or transferred to the Acquiring Company, then each holder of a Right will thereafter have the right to receive, upon exercise, common stock of the Acquiring Company having a value equal to two times the Purchase Price. The events set forth in this paragraph are referred to as the "Triggering Events." However, following the occurrence of any Triggering Event, all Rights that are owned by any Acquiring Person will be null and void, and the Acquiring Person will have no right to purchase Preferred Shares thereunder or to receive any securities or other property of an Acquiring Company; and any such Rights shall remain null and void, even if transferred to a person who is not an Acquiring Person.

     The number of Rights outstanding, the Purchase Price payable and the number of Preferred Shares issuable upon exercise of the Rights are subject to adjustments from time to time to prevent dilution in the event of certain changes in the shares of the Company, such as a stock split. The Company may determine not to issue fractional shares, and in lieu thereof, an adjustment in cash (or other property) will be made based on the market value of the Common Shares.

     In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (subject to adjustment), at any time the earlier to occur of (i) the close of business ten days following the date a Person first becomes an Acquiring Person or (ii) the expiration of the Rights. Immediately after the Board of Directors redeems the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

     At any time after any Person becomes an Acquiring Person and prior to the acquisition by any Person of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the then outstanding and exercisable Rights (other than Rights owned by an Acquiring Person, which will have become null and void), in whole or in part, for Common Shares, each Right being exchangeable for one Common Share.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to (i) cure any ambiguity, (ii) correct or supplement any provision which may be defective or inconsistent with other provisions contained in the Rights Agreement, (iii) shorten or lengthen any time periods under the Rights Agreement (except to make the Rights redeemable at a time when they are not then redeemable), but generally only for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than the Acquiring
Person  and  its  Associates  and  Affiliates).

     The Rights have certain anti-takeover effects. The Rights, if exercised, would cause substantial dilution to a Person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights Agreement is designed to help ensure that the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company, and that the Board of Directors has sufficient time to evaluate any proposed transaction and, if in the best interests of the Company, to explore alternative value-enhancing transactions. The dividend of the Rights is not in response to any specific takeover threat or proposal.

     Until separate Rights Certificates are issued, a copy of the Rights Agreement will be available to registered holders of the Common Shares upon written request free of charge from the Company or the Rights Agent. After the Rights Certificates are issued, a copy of the Rights Agreement will be filed with the Securities and Exchange Commission. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.